. . . 1 OceanFirst Bank OceanFirst Financial Corp. Q2 2026 Earnings Release Supplement(1) (1) The Q2 2026 Earnings Release Supplement should be read in conjunction with the Earnings Release furnished as Exhibit 99.1 to the Form 8-K filed with the SEC on July 30, 2026. OCEANFIRST BANK | J u l y 30, 2026 Exhibit 99.2

. . .Legal Disclaimer 2 FORWARD LOOKING STATEMENTS. In addition to historical information, this presentation contains certain forward-looking statements within the meaning of the federal securities laws, which are based on certain assumptions and describe future plans, strategies and expectations of OceanFirst Financial Corp (the “Company”). Forward looking statements may be identified by the use of the words such as “ estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “could,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance, and, as a result, are subject to risks and uncertainties. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, may differ from assumptions and many are beyond the control of the Company. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, including potential recessionary conditions, levels of unemployment in the Company’s lending area, real estate market values in the Company’s lending area, potential goodwill impairment, natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the imposition of tariffs or other domestic or international governmental policies, trade restrictions and retaliatory measures impacting the Company’s borrowers and the broader economy, the effects of a potential future federal government shutdown, debt ceiling impasses or fiscal uncertainty, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, the availability of low-cost funding, changes in liquidity, including the size and composition of the Company’s deposit portfolio and the percentage of uninsured deposits in the portfolio, changes in capital management and balance sheet strategies and the ability to successfully implement such strategies, competition, demand for financial services in the Company’s market area, our ability to enter into new markets and capitalize on growth opportunities, the adequacy of and changes in the economic assumptions and methodology for computing the allowance for credit losses, availability of capital, competition, our ability to maintain and increase market share and control expenses, changes in investor sentiment and consumer spending, borrowing and savings habits, changes in accounting principles, risks associated with cybersecurity threats, data breaches, ransomware attacks, or other failures in the Company’s operational or security systems or infrastructure, including the risks arising from the Company’s dependence on third-party service providers and vendors, the failure to maintain current technologies and the operational risks associated with the adoption of artificial intelligence and other emerging technologies, failure to retain or attract employees, the impact of pandemics on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of OceanFirst’s Annual Report on Form 10-K for the year ended December 31, 2025, and other documents filed by OceanFirst from time to time with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. NON-GAAP FINANCIAL INFORMATION. This presentation contains certain non-GAAP (generally accepted accounting principles) measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measures of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See reconciliations of certain non-GAAP measures included at the end of this presentation and in the Company’s Earnings Release furnished as Exhibit 99.1 to the Form 8-K as filed with the SEC on July 30, 2026. MARKET AND INDUSTRY DATA. This presentation references certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third-party industry sources and publications. Nothing in the data, forecasts or information used or derived from third-party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable but have not independently verified them. Statements as to our market position are based on market data currently available to us. These estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change.

. . . 33 OceanFirst Bank Quarterly Earnings Update

. . .Q2-26 Financial Highlights (1) For non-GAAP financial measures, please refer to the “Non-GAAP Reconciliations” in the Appendix for a reconciliation to GAAP financial information. (2) Rent-regulated NYC multi-family is defined as collateral with > 50% of the units subject to rent regulation. Financial Highlights $0.43 Core Diluted EPS(1) $121 million Net Interest Income 0.71% Core ROAA(1) 8.92% Core ROTCE(1) $0.63 Core PTPP Diluted EPS(1) 10.7% CET1 Ratio • On June 1, 2026, we closed the acquisition of Flushing and closed our $225 million strategic equity investment from Warburg Pincus. We subsequently sold $1.3 billion of Flushing’s multifamily loan portfolio, reducing CRE concentration to 381% and our concentration of rent-regulated loans(2) to total assets to 2.5%. • Net interest income increased, representing the eighth consecutive quarterly increase, by $24 million (or 25%) from the linked quarter and $33 million (or 38%) compared to Q2-25. • Commercial loan originations increased by 50% to $642 million compared to linked quarter, driven by organic performance. Forward pipeline remains robust totaling $409 million at Q2-26. • Capital remained robust with our CET1 ratio remaining flat from the linked quarter at 10.7%. 4

. . .Update on the Acquisition of Flushing Financial ✓ December 29, 2025 Merger Announcement ✓ April 6, 2026 Shareholder Approvals Received ✓ April 24, 2026 Regulatory Approvals Received ✓ June 1, 2026 Acquisition Close & $225mm Capital Raise ✓ June 26, 2026 $1.3bn Multifamily Loan Sale September 2026 Targeted Core Systems Conversion  $538 million total consideration paid to Flushing shareholders at close  Closed $225 million strategic equity investment from Warburg Pincus  Sold $1.3 billion of Flushing’s multifamily loan portfolio  $5 million contribution to the OceanFirst Foundation supporting nonprofits across the combined footprint  Shares outstanding totaled 98.4 million as of June 30, 2026  CET-1 totaled 10.7% as of June 30, 2026 KEY MILESTONES 5

Merger Metrics Remain On Track – Balance Derisked

	Expectations at Announcement	Actual Post-Close
Closing date	2Q 2026	June 1, 2026
Balance Sheet Composition		
Loans Sold	–	$1.3 billion
Loans / Deposits	96%	92%
% of Rent-Regulated to Assets[1]	5%	2.5%
Financial Impacts		
'27E EPS	$2.48	Unchanged
ACL Coverage at Close	1.50%	1.29%
'27E Profitability Metrics		
ROAA	1.00%	Unchanged
ROATCE	12.6%	Unchanged
NIM	3.2%	Unchanged
Capital at Close		
CRE Concentration [2]	461%	381%
CET1 Ratio [3]	10.8%	10.7%

(1) Rent-regulated NYC multi-family is defined as collateral with > 50% of the units subject to rent regulation.
(2) Reflects the bank-level regulatory CRE concentration ratio, calculated as regulatory CRE divided by Tier 1 capital plus the ACL.
(3) CET1 estimate.

Key Financial Updates Post-Close

- ✓ On June 26, 2026, closed the **sale of $1.3 billion of multifamily loans acquired from Flushing**
  - Sale price of 92.25% consistent with initial valuation estimates at announcement
  - Eliminated majority of exposure to rent-regulated properties in New York City with the **% of rent-regulated to assets totaling 2.5%**[1]
  - **Reduces CRE concentration to 381%**[2]
  - Proceeds redeployed into highly-liquid, investment-grade securities at yields approximating the loans sold
- ✓ **Merger metrics remain unchanged** from announcement with a stronger balance sheet at close
- ✓ On track to achieve announced cost savings of 35%
- ✓ **Core systems conversion** in progress; **targeted for September 2026**
- ✓ **No material customer attrition** to date
- ✓ Successfully closed **$225mm strategic equity investment from Warburg Pincus**

6

OceanFirst

. . .Loan Portfolio Trends Moderated Loan Growth ($’millions)  Total loans grew by $5.1 billion (46%) and $6.1 billion (60%) compared to Q1-26 and Q2-25, respectively, largely driven by Flushing(1)  Excluding Flushing, total commercial loan growth was 2% compared to Q1-26  We maintained strong momentum, delivering $642 million in loan originations and $409 million in loan pipeline  NDFI(2) loan balances remain minimal, totaling $416 million (or ~2.6% of total loans) at Q2-26 5,068 5,211 5,421 5,479 9,125 914 997 986 1,017 1,801 863 999 1,228 1,302 1,908 3,119 3,135 3,194 3,128 3,245 5.41% 221 Q2-25 5.49% 216 Q3-25 5.43% 203 Q4-25 5.34% 198 Q1-26 5.55% 197 Q2-26 10,185 10,558 11,032 11,124 16,276 Average Loan Yield Home Equity & Consumer Residential C&I - non-real estate C&I - real estate CRE Investor-Owned 7 (1) Net of Flushing acquired loans and multifamily loans sold during quarter. (2) Non-Depository Financial Institution.

. . .Deposit Trends  Deposits increased by $6.6 billion, primarily due to acquired deposits from Flushing  Deposit trends excluding Flushing balances:  Total deposits decreased primarily due to seasonality of government deposits  Non-interest bearing deposits increased $101 million (or 6%) compared to Q1-26  Brokered deposits decreased $192 million Deposit Mix Remains Stable ($’millions) 2,299 2,215 2,469 2,387 4,2111,023 1,000 986 986 1,060 1,378 1,398 1,413 1,489 3,3763,845 4,091 4,354 4,537 6,277 1,687 1,732 1,742 1,757 2,837 Q2-25 Q3-25 Q4-25 Q1-26 Q2-26 10,232 10,436 10,964 11,156 17,761 Non-Int. Bearing Int. Bearing Checking Money Market Savings Time Deposits 8 Cost of Deposits Spot Avg Type of Account Q2-25 Q3-25 Q4-25 Q1-26 Q2-26 Q2-26 Int. Bearing Checking 2.02% 2.08% 2.05% 2.15% 2.35% 2.21% Money Market 2.94% 2.75% 2.43% 2.43% 2.92% 2.67% Savings 0.66% 0.63% 0.55% 0.52% 0.52% 0.51% Time Deposits 3.75% 3.74% 3.64% 3.48% 3.53% 3.31% Total (incl. non-int. bearing) 2.07% 2.04% 2.00% 1.99% 2.26% 2.06%

. . .Net Interest Income and Net Interest Margin Trends Net Interest Margin NIM Bridge 2.91% Q2-25 2.91% Q3-25 2.87% Q4-25 2.93% Q1-26 3.05% Q2-26 NIM Net Interest Income ($’000) 87,636 Q2-25 90,657 Q3-25 95,278 Q4-25 96,447 Q1-26 120,730 Q2-26 Net Interest Income  Net interest income increased $24 million (or 25%) and $33 million (or 38%), compared to Q1-26 and Q2-25, respectively.  Excluding the impact of Flushing acquisition, growth was 5% and 15%, compared to Q1-26 and Q2-25, respectively.  Net interest margin increased 12 bps and 14 bps compared to Q1-26 and Q2-25, respectively.  Competitive market environment may pressure margin as peers compete on rate for quality credit and deposits. 9 Q1-26 NIM 0.05% Impact of acquisition 0.02 Prepayment impact 0.05% Mix-shift, originations and repricing Q2-26 NIM 2.93% 3.05%

. . . Core Efficiency Ratio(1) Expense Discipline and Focused Investment Core Non-Interest Expense(1) ($’000) 10,867 10,517 9,757 9,399 13,329 4,336 3,467 3,579 3,222 3,405 6,808 7,164 7,104 7,052 7,655 2,898 2,826 3,102 3,215 4,1306,323 7,029 6,701 6,753 8,444 40,242 41,387 40,984 39,484 50,202 Q2-25 Q3-25 Q4-25 Q1-26 Q2-26 71,474 72,390 71,227 69,125 87,165 Compensation & employee benefits Occupancy & equipment FDIC & regulatory assessments Data processing Professional fees Other Opex  Q2-26 core non-interest expenses increased by $18.0 million (or 26%) from the linked quarter driven primarily by the impact of the Flushing acquisition. (2) 10 72.28% Q2-25 70.30% Q3-25 68.19% Q4-25 66.76% Q1-26 66.20% Q2-26 2.16% 2.12% 1.97% 1.93% 2.02% Core Efficiency Ratio Core Non-Interest Expense to Average Assets (Annualized) (1) For non-GAAP financial measures, please refer to the “Non-GAAP Reconciliations” in the Appendix for a reconciliation to GAAP financial information. (2) Other Opex includes marketing, check card processing, amortization of intangibles, and other expenses.

. . .Generating Consistent Returns Book Value and Tangible Book Value per Common Share(1) ($) Core ROAA(1) and ROTCE(1)  Capital remains strong and above “well capitalized” levels.  CET-1 ratio remained flat from the linked quarter despite the impact from the Flushing acquisition.  Tangible book value per common share decreased $1.15 (or 6%) from the same quarter last year due to the Flushing acquisition. Capital Management ($’millions) 19.34 19.52 19.79 19.86 18.19 28.64 28.81 28.97 28.98 24.50 Q2-25 Q3-25 Q4-25 Q1-26 Q2-26 Book Value per Share Tangible Book Value per Common Share 6.17% 0.53% Q2-25 7.19% 0.60% Q3-25 8.21% 0.65% Q4-25 8.56% 0.68% Q1-26 8.92% 0.71% Q2-26 Core ROTCE Core ROAA 12 12 12 12 12 17 3 8.7% 11.0% Q2-25 8.1% 10.6% 0 Q3-25 8.1% 10.7% 0 Q4-25 8.2% 10.7% Q1-26 7.9% 10.7% 0 Q2-26 Tangible Stockholders’ Equity to Tangible Assets(1) CET1 Share Repurchases Common Dividend 11 (1) For non-GAAP financial measures, please refer to the “Non-GAAP Reconciliations” in the Appendix for a reconciliation to GAAP financial information. (2) Represents share repurchases from employees who have elected to have shares withheld to cover withholding taxes. These shares are not included as repurchases under the authorized share repurchase programs.

. . .Management Q3-26 and Q4-26 Outlook 12 Q3-26 Q4-26 Comments Loans 1-2% by year-end • Expecting continued steady growth. • Growth will be driven by the C&I vertical offset by run-off from the Residential portfolio. • Credit is expected to remain benign and reserves sufficient. Deposits Consistent with loan growth • Maintain loan-to-deposit ratio <=95%. Net Interest Margin 3.07% - 3.12% 3.09% - 3.14% • Subject to expected growth and interest rate trends. • No rate changes modeled through the rest of the year. • Continued modest expansion. Other Income $12 - $16 million per quarter • Subject to loan swap activity. Operating Expenses $120 - $125 million $110 - $115 million • Includes one-time expenses for implementation of a new digital banking platform. • The impact from the majority cost savings are expected to flow through operating expenses in October. Capital Strong CET1 ratio (>10.5%) • Sufficient capital to fund near-term growth. • Continuing to explore ways to optimize capital in relation to loan growth.

. . . 1.53% Strong asset quality trends driven by prudent growth and strong credit risk management Quarterly Credit Trends (1 of 2) Non-Performing Loans(1) and Assets(2) ($’000) Special Mention and Substandard Loans ($’000) Criticized loans as a % of total loans increased to 3.12% vs. Q1-26 impacted by the Flushing Acquisition. Combined metric remains below historic peer averages 26,711 35,586 22,359 28,738 54,051 7,680 7,498 10,266 10,393 13,453 0.73% 0.26% Q2-25 0.62% 0.34% 0.30% Q3-25 0.58% 0.20% 0.22% Q4-25 0.64% 0.26% 0.27% Q1-26 0.33% 0.38% Q2-26 Peer average NPL to total loans NPL to total loans NPA to total assets OREO Non-performing loans 13 (3) Peer data is on a one quarter lag. (4) OCFC criticized loans exclude other real estate owned. 124,112 104,773 93,715 154,441 370,650 136,705 3.82% 21,521 Q2-25 3.68% 1.17% 18,972 Q3-25 3.47% 1.01% 18,161 Q4-25 3.41% 1.53% 15,901 Q1-26 3.12% Q2-26 (1) PCD loans are not included in these metrics. Refer to Asset Quality section in the Earnings Release for additional information. (2) Includes non-performing investments of $20.7 million acquired from Flushing. Peer Average Criticized Loans / Total Loans OCFC Criticized Loans / Total Loans Special Mention Substandard 1.43% (4) (3)(3)

. . .Quarterly Credit Trends (2 of 2) NCOs / (Recoveries) and Provision for Credit Loss Expense ($’000) 14 Loan Allowance for Credit Losses (ACL) ($’000) 79,266 81,236 83,726 86,110 209,716 1.21% 0.78% Q2-25 1.18% 0.77% Q3-25 1.19% 0.76% Q4-25 1.17% 0.77% Q1-26 1.29% Q2-26 Peer Average ACL % of Total Loans ACL % of Total Loans ACL 3,039 4,092 3,700 2,738 4,002 2,218 617 1,974 701 1,514 0.09% Q2-25 0.02% Q3-25 0.07% Q4-25 0.03% Q1-26 0.05% Q2-26 Net Charge-offs / Avg Loans (annualized) Provision Expense Net Charge-offs (Recoveries) (1) Peer data is on a one quarter lag. (1)

. . . COVID-19 Pandemic Track Record of Strong Credit Performance  From 2006 to Q2-26, inclusive of the Global Financial Crisis, Hurricane Sandy, and the COVID-19 Pandemic, OCFC’s NCO to average loans totaled 12 bps per year compared to 67 bps for all commercial banks between $10 - $50 billion in assets.  From 2006 to Q2-26, peak net charge-offs to average loans for OCFC totaled 56 bps in 2011. Peak charge-offs for commercial banks between $10 - $50 billion in assets were 253 bps in 2009. Global Financial Crisis Hurricane Sandy 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q1-26 Q2-26 OCFC NCO / Avg Loans Commercial Banks ($10-50 bn) NCO / Avg Loans(1) 15 Source: S&P Global. (1) Any period with net recoveries is denoted as 0% NCO / Avg Loans in the graph. (2) Commercial bank reporting is on a one quarter lag (2)

. . . 1616 OceanFirst Bank Company Overview

Overview of OceanFirst

Corporate Overview and Market Data

Ticker	OCFC (NASDAQ)
HQ	Red Bank, NJ
Branch Network	71 branches; 8 commercial banking centers
Moody's and KBRA Ratings[1]	Baa3 and BBB+
Market Cap at 6/30/26	$1.9 billion

Balance Sheet and Capital Q2-26

Assets	$23.3 billion
Net Loans	$16.1 billion
Deposits	$17.8 billion
Non-performing Loans / Loans[2]	0.33%
Tang. Equity / Tang. Assets[3]	7.9%
CET1 Ratio	10.7%

Core Profitability Q2-26[3]

Net Income	$30.5 million
EPS	$0.43
Net Interest Margin (%)[4]	3.05%
Efficiency Ratio (%)	66.2%
ROAA (%)	0.71%
ROTCE (%)	8.92%

Q2-26 Loan Portfolio ($'millions)



Home Eq. & Consumer
$197
Residential
$3,245
C&I - non-real estate
$1,908
C&I - real estate
$1,801
$9,125
CRE Investor -Owned

Q2-26 Deposit Base ($'millions)



Time deposits
$4,211
Non-interest
$2,837
Savings
$1,060
Money market
$3,376
$6,277
Interest-bearing

Tailored Footprint Across Key Markets[5]



MA
Boston
NY
NJ
PA
MD
Baltimore
OCFC – Commercial Centers (8)
OCFC – Retail Branches (71)

- ✓ Operates in or near five MSAs within the I-95 corridor, the deepest banking market within the U.S.
- ✓ High-density, contiguous footprint supports efficient growth and cross-sell opportunities
- ✓ Full-service commercial bank serving retail and commercial clients
- ✓ Relationship-driven lending model with a diversified product offering

Note: All data presented is as of June 30, 2026.
(1) Moody's: Holding Company Long Term Issuer rating. KBRA: Holding Company Senior Unsecured Debt rating.
(2) PCD loans are not included in these metrics.
(3) For non-GAAP financial measures, please refer to the "Non-GAAP Reconciliations" in the Appendix for a reconciliation to GAAP financial information.
(4) GAAP NIM includes prepayment fee income and purchase accounting accretion.
(5) Premier Banking Locations not shown on map located at Third Ave, New York City and Melville, Long Island.

17

OCEANFIRST

. . .Proven Historical Net Interest Income and Loan Growth 120,262 169,218 240,502 255,971 312,951 305,338 377,477 369,731 334,035 360,223 3.46% 2016 3.52% 2017 3.71% 2018 3.62% 2019 3.16% 2020 2.93% 2021 3.37% 2022 3.02% 2023 2.72% 2024 2.90% 2025 2.99% YTD Jun-26 Net Interest Margin Net Interest Income Net Interest Income Growth ($’thousands) Net Interest Income CAGR 17% 1,135 1,187 2,023 2,296 3,492 4,378 5,172 5,354 5,288 5,421 9,125 687 758 1,046 1,189 1,616 1,504 1,620 1,610 1,550 2,214 3,708 1,704 1,749 2,045 2,321 2,309 2,480 2,862 2,980 3,050 3,194 3,245 291 281 2016 2017 475 2018 408 2019 339 2020 261 2021 264 2022 203 2025 197 Q2-26 3,817 3,975 5,589 6,214 7,756 8,623 9,918 10,195 10,118 230 2023 251 11,032 16,276 2024 Home Equity & Consumer Residential C&I Investor-Owned CRE Significant Growth in Commercial Loan Portfolio ($’millions) Investor-Owned CRE CAGR 25% C&I CAGR 19% 18 217,177 Note: Q2-26 includes one month of Flushing Financials' operating results and acquired balances.

. . .Balanced Approach to Deposit Pricing and Growth Deposit Composition ($’millions) 646 867 937 1,373 1,542 2,445 2,081 2,469 4,211 877 898 1,491 1,608 1,488 1,399 1,066 986 1,0601,022 1,301 1,413 3,376 1,627 1,954 2,350 2,539 3,647 4,202 3,830 3,912 4,001 4,354 6,277 1,151 1,377 2,133 2,412 2,101 1,657 1,617 1,742 2,837 661607 2017 570 2018 578 2019 2020 2021 2022 2023 2024 2025 Q2-26 4,188 459 5,815 6,329 9,428 9,733 9,675 10,435 10,066 10,964 17,760 673 2016 364 783 757 784 736 775 714 4,343 Non-interest-bearing deposits Interest-bearing deposits Money Market Savings Time deposits Organic Deposit Growth ($’millions) 4,343 9,733 9,675 10,435 10,066 10,964 2,123 1,616 1,894 6,940 2016 2017 2018 449 2019 2020 2021 2022 2023 2024 2025 Q2-26 4,188 5,815 6,329 9,428 17,760 2016 – Q2-26 Organic Deposit CAGR: 19% 2016 – Q2-26 CAGR: 16% 56% 44% Commercial Consumer Total: $17.8B Deposit Stratification 19 Acquired Deposits Organic Deposits Q2-26 Avg. Cost of Deposits 2.06%

. . .Conservative Credit Risk Profile (1) PCD loans are not included in these metrics. Refer to the “Asset Quality” section in the Earnings Release for additional information. (2) Peer reporting is on a one quarter lag. 0.22% 0.59% 2019 0.32% 0.64% 2020 0.40% 2022 0.19% 0.38% 2023 0.22% 0.55% 2024 0.22% 0.47% 2025 0.16% 0.50% Q1-26 0.38% Q2-26 0.54% 0.69% 0.44% 2017 0.25% 2021 0.60% 2018 0.15% 0.27% NPA/Assets Peer Average NPA/Assets Continued Focus on Credit Risk(1)Non-performing Loans by Type as % of Loans(1) 20 (2) 0.05% 2017 0.09% 0.01% 0.03% 0.13% 0.05% 2018 0.05% 0.08% 0.00% 0.12% 0.04% 2019 0.14% 0.17% 0.02% 0.11% 0.03% 2020 0.02% 0.10% 0.00% 0.07% 0.02% 2021 0.07% 0.04% 0.00% 0.06% 0.02% 2022 0.18% 0.00% 0.05% 0.02% 2023 0.10% 0.04% 0.00% 0.10% 0.03% 2024 0.08% 0.04% 0.01% 0.06% 2025 0.13% 0.04% 0.00% 0.06% Q1-26 0.21% 0.03% 0.01% 0.04% 0.01% Q2-26 0.52% 0.31% 0.29% 0.47% 0.24%0.19% 0.26% 0.27% 0.20% 0.26% 0.33% 0.15% 0.01% 0.11% 0.22% CRE: IO C&I - Real Estate C&I - Non-Real Estate Residential Consumer 0.01% 0.02%

. . .Business Model Strength Driving Significant Capital Return $12.33 $0.49 $0.55 $1.01 $13.67 2015 $1.04 $1.55 $12.94 2016 $1.09 $2.15 $13.58 2017 $1.39 $2.77 $14.26 2018 $1.97 $3.45 $15.13 2019 $2.25 $4.13 $14.98 2020 $2.86 $4.81 $15.93 2021 $2.98 $5.55 $17.08 2022 $2.98 $6.35 $18.35 2023 $3.35 $7.15 $18.98 2024 $3.74 $7.95 $19.79 2025 $3.80 $8.35 $18.19 Q2-262013 $15.62 $15.53 $16.82 $18.42 $20.55 $21.36 $23.60 $13.95 $27.68 $29.48 $31.48 $30.35 $12.91 2014 $0.94 $25.61 The growth in TBV per common share(1) over the past decade is attributed to:  Minimally dilutive and strategic acquisitions including in existing and critical new markets  Stable and competitive dividend ‒ 118th consecutive quarter  Historical target Payout Ratio of 30% to 50%  Q2-26 decrease attributable to the Flushing acquisition. Growth Since 2013 Tangible Book Value per Share(1) 47.6% Total Capital Return per Share 146.1% Cumulative Share Repurchase/Share Cumulative Dividends/Share TBVPS 21 (1) For non-GAAP financial measures, please refer to the “Non-GAAP Reconciliations” in the Appendix for a reconciliation to GAAP financial information.

OceanFirst's AI and Automation

Long-term Strategic Vision

- Drive **operating leverage** and **scale** through automation
- Enhance the **customer experience** through **best in-class speed to market**, **advanced functionality**, and **service quality**
- Strengthen **risk management** and **operational controls** through automation

Current State of Automation

- **Established a centralized Automation Transformation Office (ATO)** to govern AI investment with disciplined, ROI-based prioritization, concentrating capital on the highest-value use cases and compressing time-to-deployment across the enterprise
- **Built a unified, governed data platform** that serves as the scalable foundation for every downstream AI initiative
- **Deployed conversational AI across our omni-channel platform**, elevating customer experience while lowering cost-to-serve
- **Rolled out AI productivity tools enterprise-wide**, embedding measurable efficiency gains into every department
- **Adopted AI-assisted software development** to speed delivery and redirect engineering toward high-value architecture and business solutions databricks ANTHROPIC OpenAI Microsoft kore.ai

2023-2025: Foundation & Quick Wins

INFRASTRUCTURE

- Enterprise data management upgraded
- Data governance foundation established
- AI governance framework approved
- Employee AI rollout

2026-2027: Scale & Integration

EXPANSION

- Automation Engineers aligned with business
- Embedded AI across business lines
- Advanced analytics supporting all business lines
- Scaled delivery of AI & decisioning capabilities
- Centralized intake and ROI-based prioritization
- Back-office automation & streamlined processing

2028 & onward: Optimization & Innovation

DIFFERENTIATION

- AI-native workflows with human oversight
- Continue to Embed AI across business lines
- Enterprise model lifecycle management
- Proprietary data & intelligence advantage
- Controlled AI innovation sandbox

OceanFirst

. . . 23 23 23 OceanFirst Bank Appendix OCEANFIRST BANK | J u l y 3 0 , 2026

Diversified CRE Portfolio with Conservative Risk Profile

CRE Investor-Owned - Collateral Details				
$'millions	**CRE: Investor-Owned**	**% of Total**	**WA LTV (%)**	**WA DSCR (x)**
Office	1,296	15.3%	54.5%	1.73x
Retail	1,915	22.6%	56.5%	1.88x
Multi-Family	1,506	17.8%	59.4%	1.49x
Industrial / Warehouse	975	11.5%	49.5%	1.99x
Hospitality	234	2.8%	46.4%	1.72x
Other (1)	2,535	30.0%	40.9%	1.73x
CRE: Investor-Owned	**8,461**	**100.0%**	**51.0%**	**1.75x**
Construction	664			
CRE IO and Construction Total	**9,125**			

- ***Underlying collateral is diversified.***
- ***Low concentration in the Multi-Family portfolio***, which represents 6.5% of total assets. Rent regulated NYC multi-family portfolio(3) represents less than 2.5% of total assets.
- ***Maturity wall is modest and has a minimal impact:*** Our CRE Investor-Owned maturity wall, totaling $1.6 billion (or 10% of total loans), is set to mature in 2026 and 2027 with weighted average rates of 4.55% and 4.24%, for each respective cohort.

CRE Investor-Owned Portfolio by Geography(2)



MD/DC
Other
MA
6%
2%
3%
NJ
16%
56%
17%
PA/DE
NY

Limited underlying concentration exposure:

- NYC Office Central Business District (CBD): $63.6 million

CRE Investor-Owned - Maturity Wall					
	Balance	Weighted Average			% of
Maturity Year	**($'millions)**	**Rate (%)**	**LTV (%)**	**DSCR (x)**	**Loans**
2026	641	4.55%	56.3%	1.69x	3.94%
2027	987	4.24%	51.4%	1.87x	6.06%
Total	**1,627**	**4.37%**	**53.3%**	**1.80x**	**10.00%**

Notes:

- All data represents CRE Investor-Owned balances, excluding purchase accounting marks and Construction as of June 30, 2026, unless otherwise noted.
- WA rate includes borrower fixed-rate exposure for loans with swap contracts and excludes any benefit from back-to-back rate swaps
- WA LTV represents the weighted average of loan balances as of June 30, 2026 divided by their most recent appraisal value, which is generally obtained at the time of origination.
- WA DSCR represents the weighted average of net operating income on the property before debt service divided by the loan's respective annual debt service based on the most recent credit review of the borrower.

Footnotes:

(1) Other includes underlying co-operatives, single purpose, stores and some living units / mixed use, investor-owned 1-4 family, land / development, and other.
(2) Based on location of collateral.
(3) Rent-regulated NYC multi-family is defined as collateral with > 50% of the units subject to rent regulation.

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Northeast Outperforms Through Credit Cycles…



Global Financial Crisis
Hurricane Sandy
GFC Peak NCOs
0.29%
0.51%
0.63%
0.32%
0.80%
1.43%
Northeast
Mid Atlantic
Southeast
Midwest
Southwest
West
1.8x
2.2x
1.1x
2.8x
4.9x
COVID-19 Pandemic
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026Q1
Northeast NCO / Avg Assets
Mid-Atlantic NCO / Avg Assets
Southeast NCO / Avg Assets
Midwest NCO / Avg Assets
Southwest NCO / Avg Assets
West NCO / Avg Assets

- Historically, net charge-offs for Northeastern headquartered banks have greatly outperformed major exchange traded U.S. banks headquartered in other regions
- Median net charge-offs / average assets for Northeastern banks averaged 20 bps during the Global Financial Crisis compared to 50 bps for other regions.

Source: S&P Global.
Note: Commercial bank reporting is on a one quarter lag.

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Non-GAAP Reconciliations (1 of 2)

Non-GAAP Reconciliation

	For the Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Core Earnings:					
Net income available to common stockholders **(GAAP)**	$ (3,029)	$ 20,506	$ 13,093	$ 17,330	$ 16,200
Adjustments to exclude the impact of non-recurring and non-core items:					
Net loss (gain) on equity investments	347	354	(230)	7	(488)
Restructuring charges	(71)	128	7,379	4,147	-
Credit risk transfer execution expense	-	-	1,283	-	-
FDIC special assessment release	-	-	-	(210)	-
Merger related expenses	42,765	4,150	4,253	-	-
Income tax (benefit) expense on items	(9,467)	(806)	(2,254)	(926)	115
Loss on redemption of preferred stock	-	-	-	-	1,842
Core earnings **(Non-GAAP)**	**$ 30,545**	**$ 24,332**	**$ 23,524**	**$ 20,348**	**$ 17,669**
Income tax expense	496	6,548	3,754	5,156	5,771
Provision for credit losses	4,002	2,738	3,700	4,092	3,039
Less: income tax (benefit) expense on non-core items	(9,467)	(806)	(2,254)	(926)	115
Core earnings PTPP **(Non-GAAP)**	**$ 44,510**	**$ 34,424**	**$ 33,232**	**$ 30,522**	**$ 26,364**
Core earnings diluted earnings per share	$ 0.43	$ 0.43	$ 0.41	$ 0.36	$ 0.31
Core earnings PTPP diluted earnings per share	$ 0.63	$ 0.60	$ 0.58	$ 0.54	$ 0.46
Core Ratios (Annualized):					
Return on average assets	0.71%	0.68%	0.65%	0.60%	0.53%
Return on average tangible stockholders' equity	8.92	8.56	8.21	7.19	6.17
Return on average tangible common equity	8.92	8.56	8.21	7.19	6.17
Efficiency ratio	66.20	66.76	68.19	70.30	72.28

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. . .Non-GAAP Reconciliations (2 of 2) 27 Non-GAAP Reconciliation For the Three Months Ended June 30, March 31, December 31, September 30, June 30, 2026 2026 2025 2025 2025 Tangible Equity: Total stockholders' equity $ 2,411,080 $ 1,669,368 $ 1,662,550 $ 1,653,427 $ 1,643,680 Less: Goodwill 529,836 517,481 517,481 523,308 523,308 Intangibles 90,613 8,198 9,046 9,934 10,834 Tangible stockholders' equity 1,790,631 1,143,689 1,136,023 1,120,185 1,109,538 Less: Preferred stock - - - - - Tangible common equity $ 1,790,631 $ 1,143,689 $ 1,136,023 $ 1,120,185 $ 1,109,538 Tangible Assets: Total Assets $ 23,270,010 $ 14,556,336 $ 14,564,317 $ 14,324,664 $ 13,327,847 Less: Goodwill 529,836 517,481 517,481 523,308 523,308 Intangibles 90,613 8,198 9,046 9,934 10,834 Tangible Assets $ 22,649,561 $ 14,030,657 $ 14,037,790 $ 13,791,422 $ 12,793,705 Tangible stockholders' equity to tangible assets 7.91% 8.15% 8.09% 8.12% 8.67% Tangible common equity to tangible assets 7.91% 8.15% 8.09% 8.12% 8.67%